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                                                                       Exhibit 2
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                                   [Form of]
              Agreement Amending Partnership Admission Agreement

          This Agreement is dated as of the 10th day of December, 1996 (this "Agreement"), by and among New England Investment Companies, L.P., a Delaware
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limited partnership ("Buyer"), Aldrich, Eastman & Waltch, L.P., a Delaware
                      -----
limited partnership ("Seller"), Seller's general partner, AEW Holdings, L.P., a
                      ------
Delaware limited partnership ("Seller Holdings"), Seller Holdings' general
                               ---------------
partner, Aldrich, Eastman & Waltch, Inc., a Massachusetts corporation, AEW Investment Company, Inc., a Massachusetts corporation and the Principals listed on the signature page hereto (the "Principals"), and amends that certain
                                   ----------
Partnership Admission Agreement (the "PAA") dated as of the 15th day of October,
                                      ---
1996 by and among the same parties hereto. Capitalized terms used herein and not defined herein are used with the meanings given them in the PAA.

          WHEREAS, the parties to the PAA have determined that the Closing will occur on December 10, 1996;

          WHEREAS, the parties desire to make certain amendments to the PAA in order to memorialize additional agreements reached by the parties after the date of the PAA;

          NOW, THEREFORE, in consideration of and premised upon the various representations, warranties, covenants and other agreements and undertakings of Buyer, the Selling Entities and the Principals contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer, the Selling Entities and the Principals agree as follows:

          1.   Arrangements Regarding NEIA. Section 6.12 of the PAA is hereby
               ---------------------------  ------------
amended to read in its entirety as follows:

               "6.12 NEW ENGLAND INVESTMENT ASSOCIATES. On or before January 31, 1997, Buyer shall cause the business of NEIA to be transferred out of Copley to any other entity controlled by Buyer, by transfer of assets, stock, distribution, sale or otherwise as determined in the sole discretion of Buyer. Buyer shall indemnify and hold harmless NCLP against any and claims for any liability of CREA or Copley arising from CREA's ownership of or otherwise relating to NEIA."

          2.   Copley Distribution.
               -------------------

          a. There shall be added to the "DEFINITIONS" Article of the PAA in appropriate alphabetical order the following definition:
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               "'Copley Excluded Assets' means, as of the Closing Date, cash and other current assets in excess of the total of (i) the Copley Working Capital Requirement of $1.75 million, (ii) Buyer Restructuring Costs,
          (iii) Buyer's share of the funding of the Restructuring Reserve and
          (iv) prepayments for obligations to be performed by Copley and the Copley Subsidiaries on or after the Closing Date, all determined based on the Copley Pro Forma Closing Balance Sheet."

          b.   There shall be added to the PAA a new Section 6.15 immediately
                                                     ------------
following Section 6.14, which new Section shall read in its entirety as follows:
          ------------

               "6.15. COPLEY EXCLUDED ASSETS. The parties hereto agree that on or before January 31, 1997, an amount equal to the Copley Excluded Assets shall be paid by Copley to NEIC in the form of a dividend and/or return of capital."

          c. The definition of Copley Working Capital Requirement contained in the "DEFINITIONS" Article of the PAA shall be amended by replacing the amount $1.5 million in the first line of such definition with the amount "$1.75 million."

          3.   Adjustments Related to the Foregoing Paragraphs 1 and 2.  There
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shall be added to the PAA a new Section 6.16 immediately following new Section
                                ------------                           -------
6.15, which new Section 6.16 shall read in its entirety as follows:
----            ------------

               "6.16. ADJUSTMENTS FOR POST-CLOSING ACTIONS. In calculating Operating Expenses, NCLP Qualifying Revenue, Partnership Revenues, Bonus Pool, Margin Share Payments and Contingent Payments, the parties hereto agree to make such adjustments as are necessary to reflect such amounts as they would have been had the transfer of NEIA described in
          Section 6.12 and the dividend of Copley Excluded Assets described in
          ------------
          Section 6.15 each occurred prior to the Closing. The parties hereto
          ------------
          further agree that they will make such amendments to any Related Agreements or enter into such additional agreements as may be necessary or convenient to effect any adjustments referred to in the previous sentence or to effect the intent and purpose of each of Sections 6.12 and 6.15."
          -------------     ----

          4.   Operating Expenses.  There shall be added to the end of the
               ------------------
definition of Operating Expenses contained in the "DEFINITIONS" Article of the PAA the following sentence:

          "Notwithstanding any other provision of this definition of Operating Expenses, Operating Expenses shall not include (x) any amount representing incentive fees or carried interests allocated to employees of NCLP as provided by Section 6.10(l) or (y) any amount
                                           ---------------
          representing incentive fees with respect to Partners I, Partners II, NELO, Coptel or the Warner Center that are allocated to employees of NCLP; provided,
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          however, that such fees shall be included in Operating Expenses if and
          -------
          to the extent that such fees are included in NCLP Qualifying Revenue."

          5.   International. Section 6.10(k) shall be amended to read in its
               -------------  ---------------
entirety as follows:

          "(k) HARBOR HOSPITALITY; INTERNATIONAL. Upon the realization of any portion of its investment in Harbor Hospitality, NCLP shall pay to Seller or its designee any amounts received by NCLP; provided,
                                                               --------
          however, that such amounts shall not exceed Seller's original capital
          -------
          investment of approximately $328,000. NCLP and Seller agree that NCLP shall hold the following interests in International Co.: (A) solely as nominee for Seller, a right to receive a Preferred Return and its Initial Capital Contribution and (B) for its own account, a 25% Interest, all as defined in and in accordance with International Co.'s limited liability company agreement."

          6.   Copley Incentive Fees.  The third sentence of Section 10.2(b) of
               ---------------------                         ---------------
the PAA (Employee Benefits and Other Matters) shall be amended to read in its
         -----------------------------------
entirety as follows:

               "Other than allocations of incentive fees to individual employees to the extent permitted hereby and pursuant to such bonus plans as are set forth on Schedule 10.2, bonus and incentive plans at NCLP shall
                       -------------
          consist solely of the NCLP Bonus Plan and Margin Share Payments."

Schedule 10.2 is attached hereto.
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          7.   Purchase Price Allocation.  There shall be added to the
               -------------------------
Partnership Admission Agreement a new Section 1.2(d) immediately following
                                      -------------
Section 1.2(c) reading in its entirety as follows:
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               "(d) ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated among the Assets of the Selling Entities consistent with the statement of allocation of the Purchase Price (plus assumed liabilities) set forth as Schedule 1.2(d)."
                                    --------------

Schedule 1.2(d) is attached hereto.
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          8.   Miscellaneous.
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          a.   All references in the PAA to AEW Investment Company, Inc., AEW
Hotel Investment Corporation, AEW II Corporation, and NCGP shall be amended to reflect that each such corporation is a Massachusetts corporation.

          b. All references in the PAA to Copley Public Partners Holdings, L.P., CREA Limited Partnership, and Copley Management Advisers, L.P. are amended to read "Copley Public Partnership Holdings, L.P.," "CREA, Limited Partnership," and "Copley Management and Advisors, L.P."

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          IN WITNESS WHEREOF, the parties have duly executed this Agreement, all as of the date first written above.

                                 ALDRICH, EASTMAN & WALTCH, L.P.

                                 By: AEW HOLDINGS, L.P.,
                                     its general partner

                                 By: ALDRICH, EASTMAN & WALTCH, INC.,
                                      its general partner

                                     By:_________________________________
                                              Title: Vice President


                                 AEW HOLDINGS, L.P.,

                                 By: ALDRICH, EASTMAN & WALTCH, INC.,
                                      its general partner

                                     By:_________________________________
                                              Title: Vice President


                                 ALDRICH, EASTMAN & WALTCH, INC.


                                 By:_____________________________________
                                              Title: Vice President


                                 AEW INVESTMENT COMPANY, INC.


                                 By:_____________________________________
                                              Title:  Vice President

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                                 PRINCIPALS


                                 ______________________________________
                                 Peter C. Aldrich

                                 ______________________________________
                                 Thomas G. Eastman

                                 ______________________________________
                                 Joseph F. Azrack



                                 NEW ENGLAND INVESTMENT COMPANIES, L.P.

                                 By: NEW ENGLAND INVESTMENT COMPANIES,
                                     INC., its general partner

                                     By:_____________________________________
                                        Title: President and Chief Executive
                                               Officer



                                 AEW CAPITAL MANAGEMENT, L.P.

                                 By:  AEW Capital Management, Inc.,
                                     its general partner

                                     By:_____________________________________
                                             Title: President

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                           List of Omitted Schedules
                           -------------------------

Schedule 1.2(d)   Allocation of Purchase Price

Schedule 10.2     Bonus Plans to be Continued at NCLP

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